SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 24, 2004

A. SCHULMAN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-7459	34-0514850

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3550 West Market Street Akron, Ohio	44333

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 666-3751

(Former Name or Former Address, if Changed Since Last Report)

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
SIGNATURES

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 24, 2004, A. Schulman Europe GmbH, a wholly owned subsidiary of A. Schulman, Inc., borrowed 226 million Euros from KBC Bank, N.V., on an unsecured, interest-free basis for a fee of 500 Euros. The loan, together with cash, was used to repay a debt of 240 million Euros owed by A. Schulman Europe GmbH to A. Schulman, Inc. A. Schulman, Inc. then used the proceeds from the repayment of its loan to purchase 100% of the common stock of (i) A. Schulman Inc. Limited and (ii) N.V.A. Schulman Plastics, S.A. from A. Schulman Europe GmbH. On August 24, 2004, A. Schulman Europe GmbH used the proceeds received from the sale of stock to repay the loan from KBC Bank.

KBC Bank, N.V. is a lender under A. Schulman, Inc.’s five-year, $100 million revolving credit agreement.

SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

A. Schulman, Inc. (Registrant)
By:	/s/Robert A. Stefanko
Robert A. Stefanko
Executive Vice President - Finance and Administration

Date: August 26, 2004